Exhibit 10.1

SLOCAN NORTH PROPERTY SALE AGREEMENT

THIS AGREEMENT made as of the 7th day of April, 2011

BETWEEN:

ARGENTUM EXPLORATION INC., a body corporate, incorporated under the laws of the Province of Ontario (hereinafter called "ARGENTUM");

- and -

NORTH BAY RESOURCES INC., a body corporate, incorporated under the laws of the State of Delaware (hereinafter called "North Bay");

WHEREAS North Bay has agreed to sell and otherwise transfer its 100% undivided interest in the Slocan North Properties in the Slocan Mining District, British Columbia, Canada (hereinafter called the “Acquisition” or “Acquisition Tenures”) as set forth in the attached Schedule "A" to ARGENTUM on the terms and conditions set out in this Agreement;

NOW THEREFORE that in consideration of the mutual covenants including, but not limited to the consideration set out in the clause herein entitled "Consideration", contained in this Agreement the Parties agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires:

(a)	"Agreement" means this Sales Agreement including the schedules attached hereto;

(b)
"Acquisition Tenures" means those mineral claims as set out in the attached Schedule "A", which are offered for mining purposes only. It is understood that ownership of the title to it does not include any pre-existing legacy claims or valid crown grants, ownership of the surface rights, or the right to use the surface for residential or recreational purposes;

(c)	"Party" means a party to this Agreement "Parties" means all parties to this Agreement;

(d)	"this Agreement", "herein", "hereto", "hereof" and similar expressions mean and refer to this Agreement.

2.	INTERPRETATION

(a)
The expressions "Section", "Subsection", "Clause", "Subclause", "Paragraph" and "Schedule" followed by a number or letter or combination thereof mean and refer to the specified section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

(b)
The division of this Agreement into sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

(c)
When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders.

(d)	There are appended to this Agreement the following schedules pertaining to the following matters:

Schedule "A"                          -       Acquisition Tenures

Schedule "B"                           -      Net Smelter Returns

Such schedules are incorporated herein by reference as though contained in the body hereof.  Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

(e)
All losses, costs, claims, damages, expenses and liabilities in respect of which a Party has a claim pursuant to this Agreement include without limitation reasonable legal fees and disbursements on a solicitor and client basis.

(f)	“Net Smelter Returns” or “NSR” has the meaning set forth in Schedule B;

3.	CONSIDERATION

As consideration for ARGENTUM acquiring a 100% undivided interest to the Acquisition Tenures, ARGENTUM hereby agrees to pay to North Bay the aggregate sum of $50,000 USD in two equal payments, with the first payment of $25,000 USD to be paid by wire transfer upon execution of this Agreement, and the second payment of $25,000 USD to be paid by wire transfer on or before April 20, 2011.  In addition, North Bay shall be entitled to a 2% NSR, as set forth in Section 5 and Schedule B of this Agreement.

4.	COMMITMENT

Upon receipt of the second $25,000 payment consisting of payment in full, North Bay shall transfer title to ARGENTUM for all of the Slocan North claims identified in Schedule A.

5.	NSR

ARGENTUM agrees to pay North Bay a royalty of Two Percent (2.0%) of “Net Smelter Returns” (NSR), as that term is hereinabove defined. This royalty can be paid out in full and terminated upon the payment of Two Million USD ($2,000,000) to North Bay by ARGENTUM at any time.

6.	DEFAULT

Should ARGENTUM default under this Agreement then North Bay will provide written notice to ARGENTUM with specific details of such defaults or failures.  After receiving said notice, ARGENTUM shall have 5 days to remedy such default. Should ARGENTUM fail to remedy the default within the 5 day period, ARGENTUM shall forfeit any rights it has to the Acquisition Tenures, and this Agreement shall be terminated.

7.	REPRESENTATIONS AND WARRANTIES OF NORTH BAY

North Bay makes the following representations and warranties to ARGENTUM, no claim in respect of which shall be made or be enforceable by ARGENTUM unless written notice of such claim, with reasonable particulars, is given by ARGENTUM to North Bay within a period of twelve (12) months from the date hereof:

(a)	North Bay is duly incorporated and is validly subsisting under the laws of the State of Delaware;

(b)
North Bay is the legal and registered beneficial owner of all of its stated interests in the Acquisition Tenures, and such interests are free of any liens, claims, charges, security interests or encumbrances of any kind whatsoever, except for any pre-existing legacy claims within the Acquisition Tenures, including statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the mines and minerals within, upon or under the Acquisition Tenures; and;

(c)
there are no actions, suits, proceedings or claims existing or, to the best of the knowledge, information and belief of North Bay pending or threatened with respect to or in any manner challenging ownership of interest in any of the Acquisition Tenures, or which might reasonably be expected to result in a material impairment or loss of the Acquisition Tenures, or the proposed disposition of interest in the Acquisition Tenures;

(d)
North Bay is in material compliance with all applicable laws, rules, regulations, orders and statutes applicable to it, the interest in the Acquisition Tenures or the operation of the Acquisition Tenures, and North Bay has not received any notice of any violation, and there is no basis for assertion of any violation, of any applicable law, order, rule, regulation, writ, injunction or decree of any court, governmental or conservation authority or any statute, and North Bay holds, in good standing, all licenses, registrations and qualifications required;

(e)
the execution and delivery of this agreement and the consummation of the transaction contemplated herein will not, as a result of North Bay’s involvement, violate nor be in conflict with any provision of any material agreement or instrument to which North Bay is a party or is bound or, to the best of the knowledge of North Bay, any judgment, decree, order, statute, rule or regulation applicable to North Bay and no authorizations, approvals or consents are required for the consummation of the transaction contemplated herein by North Bay; and

8.	REPRESENTATIONS AND WARRANTIES OF ARGENTUM

ARGENTUM makes the following representations and warranties to North Bay, no claim in respect of which shall be made or be enforceable by North Bay unless written notice of such claim, with reasonable particulars, is given by North Bay to ARGENTUM within a period of twelve (12) months from the date hereof:

(a)	ARGENTUM is duly incorporated and is validly subsisting under the laws of the Province of Ontario;

(b)
there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of ARGENTUM’s knowledge, pending or threatened against or relating to ARGENTUM or its material assets and there is no circumstance, matter or thing known to ARGENTUM which might give rise to any such proceeding or to any governmental investigation relative to ARGENTUM and there is not outstanding against ARGENTUM any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator; and

(c)
ARGENTUM has the requisite power, capacity and authority to enter into this agreement (and all other agreements and documents required to be delivered hereunder) on the terms and conditions herein set forth.

9.	INDEMNITIES FOR REPRESENTATIONS AND WARRANTIES

(a)
North Bay shall be liable to ARGENTUM for and shall, in addition, indemnify ARGENTUM from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by ARGENTUM which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 7 been accurate and truthful, provided however that nothing in this Subsection 9(a) shall be construed so as to cause North Bay to be liable to or indemnify ARGENTUM in connection with any representation or warranty contained in Section 7 if and to the extent that ARGENTUM did not rely upon such representation or warranty.

(b)
ARGENTUM shall be liable to North Bay for and shall, in addition, indemnify North Bay from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by North Bay which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 8 been accurate and truthful, provided however that nothing in this Subsection 9(b) shall be construed so as to cause ARGENTUM to be liable to or indemnify North Bay in connection with any representation or warranty contained in Section 8 if and to the extent that North Bay did not rely upon such representation or warranty.

(c)
Notwithstanding any other provision in this Agreement, North Bay shall not be liable to or be required to indemnify ARGENTUM in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by ARGENTUM in respect of which ARGENTUM is liable to and has indemnified  pursuant to subsection 9(b).

10.	COVENANTS

During the currency of this Agreement, the Parties shall:

(a)	not do any other act or thing which would or might in any way adversely affect the rights of the Parties hereunder, and,

(b)	promptly provide all Parties with any and all notices and correspondence received from government agencies in respect of the Acquisition Tenures.

11.	DISPOSITION

Any sale, assignment or transfer by a Party of all or any part of its rights or obligations hereunder shall include a provision whereby the purchaser, successor or assignee, as the case may be, shall agree to assume the rights and be subject to all the liabilities and obligations of the transferring Party under this Agreement.

12.	REGISTRATION

ARGENTUM shall have the right to register notice of this Agreement for the sole purpose of giving notice of its rights under this Agreement to the applicable ministries of the British Columbia Government.

13.	FURTHER ASSURANCES

Each Party will, from time to time and at all times hereafter upon request, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

It should be further noted within this Agreement that neither North Bay or any of its principals, affiliates, or employees is a “Qualified Person” as defined by National Instrument 43-101 and therefore not qualified to make any judgments on the economic viability of the mining claims or minerals contained there-in, and as such will be held harmless for any information provided both verbal and written, expressed or implied, with regard to the economic, technical, or geological aspects of the Acquisition Tenures.  Any such conclusions are the product of ARGENTUM’s own due diligence, of which it bears sole responsibility.

14.	ENTIRE AGREEMENT

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail.  No amendments shall be made to this Agreement unless in writing, executed by the Parties.  This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

15.	GOVERNING LAW

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of British Columbia and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of British Columbia.  The Parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

16.	ENUREMENT

This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and assigns.

17.	TIME OF THE ESSENCE

Time shall be of the essence in this Agreement.

18.	NOTICES

The addresses for service and the fax numbers of the Parties shall be as follows:

North Bay -	North Bay Resources Inc

2120 Bethel Road

Lansdale, PA 19446 USA

Attn: Perry Leopold

Fax No.: 215-661-8959

ARGENTUM -
Argentum Exploration Inc

2 Robert Speck Parkway, Suite 750

Mississauga, Ontario L4Z 1H8, CANADA

Attn: Mr. Jan Vrba

Fax No.:

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)	by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b)	by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

(c)
except in the event of an actual or threatened postal strike or other labor disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the fifth day following the date of mailing.

A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

19.	CURRENCY

All references to currency herein shall be deemed to be United States currency, unless otherwise indicated.

20.	EXECUTION BY COUNTERPART AND FACSIMILIE

(a)
This Agreement may be executed in counterpart, no one copy of which need be executed by the Parties.  A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by the Parties

(b)
The Parties will be entitled to rely upon delivery by facsimile machine of executed copies of the executed Agreement will be legally effective to create a valid and binding agreement between the Parties in accordance with the terms hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year written above.

ARGENTUM EXPLORATION INC.

Per: /s/ Jan Vrba_____________________

Jan Vrba, President

/s/ Perry Leopold
NORTH BAY RESOURCES INC.

Perry Leopold, CEO

SCHEDULE "A"

This is Schedule "A" attached to and forming part of a Sales Agreement made as of the 7th day of April, 2011 between North Bay Resources Inc. and Argentum Exploration Inc.

ACQUISITION TENURES

Tenure Number	Type	Claim Name	Good Until	Area (ha)
705224	Mineral	DOLLY VARDEN	20110430	200.744
735822	Mineral	KANE 4	20110430	248.8376
758922	Mineral	KANE CREEK	20110427	248.8202
780922	Mineral	LYLE	20110528	124.5133
830964	Mineral	WHITEWATER CREEK	20110802	517.4021
830968	Mineral	WW 2	20110802	311.0547
835124	Mineral	GOAT	20111005	186.71
836332	Mineral	KANE 2	20111020	186.6151
836391	Mineral	KANE 3	20111021	165.9155
836506	Mineral	GOAT 2	20111023	20.7462
836589	Mineral	KANE A	20111025	62.2179
845649	Mineral	WHITEWATER EXT	20120207	41.4825
847722	Mineral	WHITEWATER 2	20120301	82.9323
				Total Area: 2397.9914 ha

SCHEDULE "B"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE, THE 7th DAY OF APRIL, 2011, BETWEEN ARGENTUM EXPLORATION INC. and NORTH BAY RESOURCES INC.

NET SMELTER RETURNS

For the purposes of this agreement, "net smelter returns" means the net amount shown due by the smelter or other place of sale, from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of:

(a)	all freight charges from the shipping point to the smelter or other place of sale;

(b)	all other proper treatment or other charges at such smelter or other place of sale; and

(c)	provincial or federal royalties due and payable on production, if any;

and the term "smelter" shall mean conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to reduce ores or concentrates.